UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2015

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Portfolio Acquisition

On February 18, 2015, Silver Bay Realty Trust Corp. (the “Company”), through its indirect subsidiary 2015A Property Owner LLC, a Delaware limited liability company (the “Buyer”), entered into a real estate sales contract (the “Sales Contract”) with The American Home Real Estate Investment Trust, Inc., a Maryland corporation (the “Seller”), to acquire a portfolio comprised of approximately 2,460 homes. The homes are primarily located in Atlanta, Charlotte, Tampa and Orlando.

The purchase price of the portfolio is $263.0 million, subject to adjustment as specified in the Sales Contract. The Company intends to fund the purchase price of the portfolio with borrowings under its revolving credit facility. The borrowing capacity under the revolving credit facility was increased to $400.0 million concurrently with the Buyer’s entry into the Sales Contract, as described below under “Amendment and Restatement of Credit Agreement”.

The transaction is targeted to close on April 1, 2015, subject to the right of Buyer to extend the closing date for up to 90 days after the date of the Sales Contract (the last day of such period as extended, the “Outside Closing Date”) if certain conditions precedent are not met.

The closing of the acquisition is subject to a number of customary conditions for transactions of this type as set forth in the Sales Contract. In addition, the Buyer’s obligation to close on any particular property is conditioned upon there being no specified deficiency in the documentation package for such property which remains uncured and no situation, condition or defect having been identified which has caused certain representations and warranties of the Seller in the Sales Contract with respect to such property not to be true and correct. In these instances, Seller may generally choose to (i) defer closing of an individual property until such time as the deficiencies or defects have been remedied, (ii) negotiate a purchase price adjustment with the Buyer, (iii) terminate the Sales Contract with respect to such properties or (iv) sell such property to the Buyer in exchange for a promissory note that becomes payable once the Seller has remedied such deficiency or defect.

The Sales Contract contains customary representations and warranties for transactions of this type, and the Seller has the opportunity to update its representations and warranties on or before the date that is two business days prior to the closing date. The Sales Contract provides that most of the representations and warranties of the Seller will survive for 15 months, which in the case of representations and warranties related to a particular property, will be measured from the closing date for such property. The Buyer’s sole remedy for the Seller’s breach of most representations or warranties and certain covenants in the Sales Contract is the recovery of Buyer’s actual damages in a maximum amount of $5.26 million. A holdback in the amount of 3% of the purchase price for each property will be held by an escrow agent under the terms of an escrow agreement and will be used to satisfy any claims by the Buyer made within 15 months of the closing date for breach by the Seller or certain of its subsidiaries under the Sales Agreement. An earnest money deposit of $5.3 million is being held by an escrow agent to secure Buyer’s performance obligations under the Sales Contract.

If the conditions precedent have been satisfied by the Outside Closing Date with respect to two-thirds of the properties (by number), the Buyer may elect to close on only those properties. The Buyer may also terminate the Sales Contract under certain circumstances, including failure by the Seller to satisfy certain conditions precedent for the initial closing with respect to at least 75% of the properties on or prior to the Outside Closing Date or if any update by the Seller of any of its representations or warranties reveals a situation, defect or condition that, in the Buyer’s commercially reasonable discretion, would have a material adverse effect on the properties to be acquired, taken as a whole. In addition, if the Seller fails to perform any material agreement in the Sales Contract (other than a breach of Seller’s representations and warranties) within the time specified in the Sales Contract, the Buyer may terminate the Sales Contract or file an action for specific performance.

Amendment and Restatement of Credit Agreement

On February 18, 2015, certain subsidiaries (collectively, the “Borrowers”) of the Company, Silver Bay Operating Partnership L.P., as master property manager (the “Operating Partnership”), and SB Financing Trust Owner LLC (the “Trust”), as representative of the borrowers, entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with U.S. Bank National Association, as calculation agent and paying agent, Bank of America, National Association, as joint lead arranger, lender and agent for the lenders, and JPMorgan Chase Bank, National Association, as joint lead arranger and lender, and the other lenders party thereto (all lenders, collectively, the “Lenders”). The Restated Agreement amends and restates the Revolving Credit Agreement dated as of May 10, 2013, as amended, among the Borrowers, the Operating Partnership, the Trust, and the Lenders.

The Restated Agreement, among other things, increases the maximum amount available for borrowings under the revolving credit facility (the “Revolving Credit Facility”) from $200.0 million to $400.0 million and extends the termination date of the facility to February 18, 2018. The Restated Agreement bears interest at a varying rate of LIBOR plus 300 basis points and is not subject to a LIBOR floor. In addition, the advance rate for borrowings was increased to 65% from 55%. Other material terms of the Revolving Credit Facility remain the same and are described in more detail under “Liquidity and Capital Resources” in Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q previously filed on November 6, 2014.

In the ordinary course of their respective businesses, the Lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending or commercial banking or other financial services for the Company and its subsidiaries for which they received, or may receive, customary fees and reimbursement of expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under “Amendment and Restatement of Credit Agreement” under Item 1.01 above is incorporated by reference herein.

Item 8.01. Other Events.

On February 18, 2015, the Company issued a press release announcing its entry into the Purchase Agreement and the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description
99.1	Press Release dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ Daniel J. Buechler
Daniel J. Buechler
General Counsel and Secretary

Date: February 24, 2015

Exhibit Index

Item No.	Description
99.1	Press Release dated February 18, 2015